Exhibit 10.2

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SANOFI PHARMA BRISTOL-MYERS SQUIBB

Commercial partnership with capital of 50,000 francs

Headquarters: 32-34, rue Marbeuf, 75008 Paris, France

Register of Commerce and Companies of Paris B 408 017 929

INTERNAL REGULATION

of June 6, 1997 effective January 1, 1997

This text is a free translation from the French language and is supplied solely for information purposes.

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TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS

ARTICLE 1.1	Terms Defined	1
ARTICLE 1.2	Additional Terms Defined	5

ARTICLE 2
TERRITORY MANAGEMENT COMMITTEE

ARTICLE 2.1	Territory Management Committee	6
ARTICLE 2.2	Composition and Decision Making	7
ARTICLE 2.3	Delegation	7

ARTICLE 3
POWERS AND OBLIGATIONS OF THE MANAGER(S)

ARTICLE 3.1	Powers	7
ARTICLE 3.2	Financial Statements	7
ARTICLE 3.3	Actions for Patents and Trademarks	9

ARTICLE 4
EXPLOITATION MODALITIES

ARTICLE 4.1	Distribution	9
ARTICLE 4.2	Marketing Strategy	10
ARTICLE 4.3	Non-Promotional Countries	11
ARTICLE 4.4	Administrative and Exploitation Services	11
ARTICLE 4.5	Development Services	11

ARTICLE 5
ADVERSE EVENT REPORTING

ARTICLE 5.1	Reporting Obligation	11
ARTICLE 5.2	Reporting Procedure	12

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	ARTICLE 6
	DISSOLUTION

ARTICLE 6.1	Dissolution	13
ARTICLE 6.2	End of the Marketing of a Product	13
ARTICLE 6.3	The effects of the Dissolution: Cancellation	13

	ARTICLE 7
	MISCELLANEOUS

ARTICLE 7.1	Notifications	14
ARTICLE 7.2	Governing law	15
ARTICLE 7.3	Forced Performance	16
ARTICLE 7.4	Disputes	16
ARTICLE 7.5	Headings	16
ARTICLE 7.6	Relative effect	16
ARTICLE 7.7	Severability	16
ARTICLE 7.8	Transfer	16
ARTICLE 7.9	Acceptances	16
ARTICLE 7.10	Whole Agreement	17
ARTICLE 7.11	Waivers and Modifications	17
ARTICLE 7.12	Exclusion of Creditors	17
ARTICLE 7.13	Duplicates	17
ARTICLE 7.14	Effective Date	17
ARTICLE 7.15	Applicable Language	17
ARTICLE 7.16	Terms Starting with a Capital Letter	17

	ANNEXES

ANNEX 1.1	Territory A
ANNEX 2.2 (b)	Rules of the Territory Management Committee
ANNEX 3.2 (a) (ii) -1	Annual Budget Objectives	`
ANNEX 3.2 (a) (ii) -2	Long-term Plans of Territory A

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BETWEEN THE UNDERSIGNED:

1.	Sanofi Participations, a corporation with capital of 250,000 francs headquartered at 32-34 rue Marbeuf, 75008 Paris, France, recorded with the Register of Commerce and Companies of Paris under number B 407 571 725 (“Partner Sanofi”), a subsidiary indirectly held wholly by Sanofi; a corporation with capital of 2,624,217,125 francs headquartered at 32-34 rue Marbeuf, 75008 Paris, France, recorded with the Register of Commerce and Companies of Paris under number B 732 059 332 (“Sanofi”), and

2.	BMS Investco S.A.S., a simplified corporation with capital of 250,000 francs, headquartered at 1, Parvis de la Defense, La Grande Arche Nord, 92800 Puteaux, recorded with the Register of Commerce and Companies of Nanterre under number B 407 846 195 (“Partner BMS”), a subsidiary directly and indirectly held wholly by Bristol-Myers Squibb Company, a company of the State of Delaware (United States of America) headquartered at 345 Park Avenue, New York, New York 10022 (“BMS”).

RECITALS

The Partners constituted between them the commercial partnership Sanofi Pharma Bristol-Myers Squibb (the “Company”).

As part of an operation intended for the joint development and marketing, by the two Partners of the Company, of pharmaceutical products obtained from two new molecules Irbesartan and Clopidogrel, which were discovered and patented by Sanofi and developed by BMS, the Partners completely amended the Bylaws of the Company in order to allow for the performance of this new activity.

The Partners decided by mutual consent, under the terms of article 15.4 of the Bylaws of the Company, to issue this internal regulation whose object is to complete and explain the Bylaws (hereinafter the “Internal Regulation”).

ARTICLE 1 – DEFINITIONS

1.1	Terms Defined. When used in the Internal Regulation, the following terms will have the meaning indicated:

“Territory A Framework Agreement” means the Territory A Framework Agreement between BMS, Sanofi and Sterling dated July 29, 1993 for the marketing of the Products in Territory A.

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“Puerto Rico Purchase and Sale Agreement” means the Purchase and Sale Agreement to be executed between the Company and the Subsidiary (Subsidiaries) of BMS for the sale of the chemically active substances to such Subsidiary (Subsidiaries) and the purchase of finished packaged products from such Subsidiary (Subsidiaries).

“Development Agreement” means the Development Agreement between BMS, Sanofi and Sterling dated July 29, 1993.

“Supply Agreement for Irbesartan” means the Supply Agreement for Irbesartan to be executed between the Company, Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership, a partnership of the State of Delaware, BMS and Sanofi for the supply of the chemically active substances of Irbesartan.

“License and Supply Agreement for Clopidogrel” means the License Agreement of Intellectual Property and Supply of Clopidogrel dated today between the Company and Sanofi concerning the license of certain patents, trademarks and know-how for Clopidogrel and the Clopidogrel Products of Sanofi to the Company and the supply of the chemically active substances of Clopidogrel in exchange for payment to Sanofi of the Royalty for Discovery and Payment of the Supply (as such terms are defined therein).

“Know-How License Agreement” means the Know-How License Agreement of the Product dated today between the Company, Sanofi and BMS concerning the license of the know-how developed by Sanofi and BMS pursuant to the Development Agreement, the use of corporate names by the Company and the development of Irbesartan and Clopidogrel as of the date hereof in exchange for the payment of the Royalty for Discovery (as the term is defined therein).

“License Agreement for Irbesartan” means the License Agreement of Intellectual Property dated today between the Company and Sanofi concerning the license of certain patents, trademarks and know-how for Irbesartan and the Irbesartan Products of Sanofi to the Company in exchange for the payment to Sanofi of the Royalty for Discovery (as this term is defined therein).

“Toll Manufacturing Agreements” means (i) the Toll Manufacturing Irbesartan Agreement to be executed for the production of chemically active substances of Irbesartan into finished, packaged Irbesartan Products, if applicable and (ii) the Toll Manufacturing Clopidogrel Agreement to be executed for the production of Clopidogrel chemically active substances into finished, packaged Clopidogrel Products, if applicable.

“Alliance Support Agreement” means the Alliance Support Agreement of Territory A between Sanofi and BMS dated as of today.

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“Partners” means Partner Sanofi and Partner BMS and each of their successors and assignees; with the understanding, however, that any Partner who has no participation will be presumed to have withdrawn from the company as a Partner.

“Government Authority” means any state, administrative, or judicial, local, national, or supra-national authority.

“Clopidogrel” means the new chemical molecule discovered and patented by Sanofi and known under the code SR 25990C whose unregistered international name is Clopidogrel Hydrogenosulphate.

“Co-Marketing” means for each Product and for each country of Territory A, the marketing of this Product in this country under two or several trademarks by the Marketing Entities concerned.

“Finance Committee” has the meaning given in the Alliance Support Agreement.

“License Steering Committee” has the meaning presented in the Know-How License Agreement.

“Functional Committees” means the Functional Committees of the Alliance (as defined in the Alliance Support Agreement) and the Functional License Committees (as defined in the Know-How License Agreement).

“Strategic Alliance Committee” has the meaning given in the Alliance Support Agreement.

“Co-Promotion” means, for each product and for each country of Territory A, the marketing of this Product in this country under a single trademark by the Marketing Entity concerned.

“Application for New Drug” means the application to be filed with the competent government authority in any country in order to obtain marketing authorization for a new drug in that country.

“Elf Aquitaine” means Société Nationale Elf Aquitaine, a corporation under French law.

“Adverse Events” means any negative symptom experienced while or after taking a Product, known to one of the Partners or one of its Subsidiaries, whether or not considered to be triggered by a drug, including without limitation thereto any side effect, injury, poisoning or allergic reaction, or significant failure of an expected pharmacological action, and symptomatic overdose case, or reactions of abuse or withdrawal.

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“Serious Adverse Events” means any Side Effect endangering life to the extent that such Side Effect exposes the patient to a deadly risk requiring or extending hospitalization or causing permanent disability, birth defect, cancer or death.

“Marketing Work Group” has the meaning presented in the Know-How License Agreement.

“Irbesartan” means the new chemical molecule discovered and patented by Sanofi known under the code SR 47436 whose unregistered international name is Irbesartan.

“Non-Promotional Countries” means the countries in Territory A where the use of the individual promotion by sales personnel is not a significant factor in order to achieve the consumption of the product or make sales, or in which sales are made by tender or by a comparable non-promotional sales method, as determined from time to time by the Finance Committee.

“Person” means any individual, partnership, company, including an association or commercial association, joint venture, association, trust or any other entity or any government, agency, or their political subdivisions as well as any syndicate or group presumed to be a person under Section 13(d) of the US Securities and Exchange Act of 1934 as amended.

“Safety Problem” as well as the reference to the “safety problem” in article 14.1 of the Bylaws, has the meaning presented in the Alliance Support Agreement.

“Product” means a Clopidogrel Product or an Irbesartan Product and “Products” means a Clopidogrel Product and an Irbesartan Product.

“Clopidogrel Product” means the product or products whose active principle is Clopidogrel or any salt, ester, metabolite or pro-drug thereof.

“Irbesartan Product” means the product or products whose active principle is Irbesartan or any salt, ester, metabolite or pro-drug thereof.

“Subsidiary”, referring to a Person, means any other Person who controls, is controlled or is under common control with such Person; however, it is understood that concerning Sanofi, the definition of Subsidiary excludes Elf Aquitaine and any person not controlled by Sanofi which would be a Subsidiary of Sanofi by the mere fact of its being controlled by Elf Aquitaine. For the purposes of this definition “control” means (a) the direct or indirect power to guide the management of a Person or to veto any significant decision related to the management of a Person, in each of these cases, be it by exercising voting rights, by contract or by any other means, (b) direct or indirect possession of holdings

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(excluding shares in a partnership) representing at least 40% of the voting rights of a Person or (c) possession of at least 50% of the shares of an association. The Partners confirm that each Co-Promotion Entity of Territory A must be considered a Subsidiary of Sanofi.

“Bylaws” means the Bylaws of the Company updated on June 6, 1997.

“Sterling” means Sterling Winthrop, Inc., a company of the State of Delaware.

“Territory A” means the countries and geographic zones described in Annex 1.1. enclosed herewith.

“Net Sales” means, for any given period and for any Product, the gross amounts billed by the Marketing Entities to any Person (except for transfers between any Party and its Subsidiaries only for purposes of resale, the use for promotional purposes or clinical tests), less (i) quantity and/or price rebates, deductions and/or discounts actually granted or given, (ii) freight carriage and insurance expenses for shipping (if they are identified separately in invoices), (iii) sales taxes related directly to the sale to the extent that they are included in the gross billing price (but not including the taxes based on revenue arising from these sales) and (iv) the amounts paid back or credited for rejection, expiration or return of such Product.

1.2	Additional Terms Defined. The following additional terms defined will have the meaning indicated in the articles of the Internal Regulation listed below:

Term Defined	Definition Article
Distribution Agreements	4.2 (c)
Co-Marketing Distribution Agreement	4.2 (c)
Co-Promotion Distribution Agreement	4.2 (b)
Development Service Agreement	4.5
Marketing and Exploitation Service Agreement	4.2 (b)
Service Agreement with the Company	4.4
Partner BMS	Recitals
Notification Partner	5.2
Partner Sanofi	Recitals
BMS	Recitals
Territory Management Committee	2.1
Co-Promotion Entity	4.2 (b)
Marketing Entity	4.1
Notifications	7.1

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Annual Budget Objectives	3.2
Marketing Plan	4.2
Long-Term Plans	3.2
Revised Projection	3.2
Internal Regulation	Recitals
Sanofi	Recitals
Company	Recitals

ARTICLE 2 – TERRITORY MANAGEMENT COMMITTEE

2.1	Territory Management Committee. Subject to the general control and decisions of the Strategic Alliance Committee, of the License Steering Committee and of the Functional Committees, pursuant to this article 2.1, the strategy for the management and exploitation of the Company will be determined by the Partners in a Territory Management Committee (the “Territory Management Committee”) which will be responsible for:

(i)	following and ensuring the application of the policies and strategies approved by the Strategic Alliance Committee and the License Steering Committee and the Functional Committees and ensuring that the action of the Company and its beneficiaries and sub-licensees is compliant with these policies and strategies;

(ii)	providing indications and ensuring the coordination of the Co-Promotion Entities and the other Marketing Entities concerning the matters of policy and Production;

(iii)	accumulating the Annual Budget Objectives and the Long-Term Plans of the Co-Promotion Entities in a form that is substantially that of Annexes 3.2 (a)(ii)-1 and 3.2 (a)(ii)-2 enclosed;

(iv)	following up on the accumulated budgets of the Co-Promotion Entities within a [*] variation margin and informing the two Partners of any differential outside this variation margin;

(v)	following up on the sales and market shares of each of the Products in each country of Territory A;

(vi)	checking the Marketing plans of the Marketing Entities and production and supply plans for Territory A; and

(vii)	approving the distribution of the sales effort between the local Subsidiaries of the Partners in each country where there is Co-Promotion, such as that offered by such local Subsidiaries.

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2.2	Composition and Decision Making. (a) The Territory Management Committee will permanently have ten (10) members, five (5) of whom will be appointed by the Sanofi Partner and five (5) will be appointed by the BMS Partner. The members appointed by the Sanofi Partner will be persons filling the positions of (i) President of Sanofi Winthrop, (ii) President of Sanofi Region A, (iii) President of Sanofi Region B, (iv) Controller of Sanofi Pharma, and (v) Vide President of Alliance Management, Sanofi Pharma. The members appointed by the BMS Partner will be the persons filling the positions of (i) President of BMS France; (ii) President of BMS International Pharmaceutical Group, (iii) President, BMS European Pharmaceutical Group, (iv) Vice President, Finance, BMS U.S. Pharmaceutical Group, and (v) Vice President Alliance Management. If one of these positions was modified or eliminated, the Partner concerned will appoint a person whose position is substantially similar to the position modified or eliminated.

(b) The Territory Management Committee will adopt procedural rules substantially in the form of Annex 2.2(b) enclosed, which will govern the international operations of the Territory Management Committee. These rules may be modified only by the unanimous vote of the members of the Territory Management Committee unless otherwise set forth herein or in these rules, in the event of deadlock or tie in the vote in the Territory Management Committee due to the controlling participation of the Sanofi Partner in the Company, a member appointed by the Sanofi Partner will have deciding vote, with the understanding that any decision concerning article 2.1(a)(vii) hereof will be made only by consensus between the representatives of the Sanofi Partner and BMS Partner members of the Territory Management Committee.

2.3	Delegation. By express decision voted upon unanimously, the Territory Management Committee may establish any subcommittee and delegate its powers to such subcommittee under the conditions it deems appropriate; it is understood, however, that each of the Partners will have the right to appoint an equal number of members in each subcommittee.

ARTICLE 3 POWERS AND OBLIGATIONS OF THE MANAGER(S)

3.1	Powers. The manager(s) will be responsible for the implementation of the decisions, under the control of the Partners acting by simple majority, and will perform his (their) obligations under the control of the Partners acting by simple majority, which will be subject to the control of the Territory Management Committee.

3.2	Financial Statements. (a) The manager(s) will prepare and deliver to the Partners, with the help of the latter, pursuant to the applicable laws and regulations, at the expense of the Company:

(i)

within 30 days after the end of each calendar month, a declaration listing for the previous months and for the corporate Financial Year until the last day of that month (x) financial statements accumulated country by country for the Co-Promotion Entities of Territory A, (y) and the Net Sales of Products in the

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countries of Territory A where there is no Co-Marketing of the Products and (z) the marketing and development expenses covered by the Company in the Territory;

(ii)	at the latest by November 15 of each Financial Year, (x) the total annual budgets accumulated for the following Financial Year for the sales and profits before taxes for Co-Promotion entities (the “Annual Budget Objectives”) for each Product and projections for accumulated sales and accumulated profits before taxes for the Co-Promotion Entities for the three following Financial Years (the “Long Term Plans”) for each Product, which budget objectives and projections will be substantially in the form of Annex 3.2 (a) (ii)-1 and 3.2 (a) (ii)-2 enclosed; with the understanding that the profit before taxes must be calculated by accumulating the profits before taxes of the Co-Promotion Entities for each Product and the Net Sales will be calculated by accumulating the sales of the Co-Promotion Entities for each Product according to the accounting method established by the Finance Committee; and (y) a statement listing, (1) for each of the countries where there is Co-Promotion of Products, the Net Sales and profits before taxes expected for each Product for the following Financial Year and the projections of Net Sales and profits before taxes for each Product for the three following Financial Years, and (2) for each country where there is Co-Marketing of Products, the Net Sales of each Product expected for the following Financial Year and the projections for each Product for the three Financial Years to come and (z) the annual budget of the Company;

(iii)	during the months of April, July, and October of each Financial Year, a statement providing the revised annual projections of the accumulated sales and profits before taxes of the Co-Promotion Entities for each Product for that Financial Year (which will be calculated in the same fashion as and by comparison to the Annual Budget Objectives for said Financial Year approved by the Strategic Alliance Committee), revised, if necessary, to take into account the actual results of the ongoing year as at the date of preparation and all other pertinent factors as well as an explanation of any substantial revision in projections concerning the amounts of the budgets approved by the Strategic Alliance Committee (each a “Revised Projection”);

(iv)	as soon as possible and in any case within sixty (60) days from the end of each Financial Year, a copy of the annual accumulated and audited financial statements of the Company; and

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(v)	as soon as possible and in any case within thirty (30) days from the end of each tax quarter, a copy of the unaudited quarterly financial statements of the Company;

with the understanding that concerning paragraph (i) above, the Manager(s) will provide, under the control of the Partners acting by simple majority, to the Strategic Alliance Committee the data, but only for information and concerning paragraphs (ii) and (iii) above, the Manager(s) will provide, under the control of the Partners acting by simple majority, the data to the Strategic Alliance Committee, which will have only the power to approve the Annual Budget Objectives, the Long Term Plans and the budget of the Company.

(b) Each Partner will provide, as soon as possible, (i) all additional financial information to the Company as requested by the other Partner for the preparation of its tax returns; and (ii) the other information reasonably requested in writing by the other Partner, including any information requested by this Partner or its Subsidiaries for the needs or legal requirements of notification imposed under American or French law, securities or other applicable laws.

(c) The Manager(s) will also report as soon as possible to the Partners and the latter will transmit to the Strategic Alliance Committee that it appears from the Revised Projection (or if they reach this conclusion at any time), that the accumulated annual profit before tax of the Co-Promotion Entities of Territory A will be lower than [*] or more than [*] of the accumulated annual profit before tax projected by the Annual Budget Objective approved by the Strategic Alliance Committee.

3.3.	Actions for Patents and Trademarks. The Manager(s), at the request of one or the other of the Partners, must file suit or act in the name of the Company (i) for counterfeit against a third party for impairment of any patent or any trademark given under license [by] the Company, (ii) to defend against an action filed by a third party against the Company, a Partner or one of their respective Subsidiaries for counterfeit of a patent and/or trademark related to Irbesartan, Clopidogrel or one of the two Products in Territory A or (iii) to defend against any action filed by a third party because of the invalidity or nullity of a patent filed in the name of the Company. The costs and expenses of such action or defense will be paid by the Company and any settlement will be decided upon by mutual consent between the Partners.

ARTICLE 4 – EXPLOITATION MODALITIES

4.1

Distribution. In each country of Territory A (other than Non-Promotional Countries), one or several entities selected by the Strategic Alliance Committee (each being a “Marketing Entity”) will be responsible for the marketing, promotion, sale and distribution of the Products. Each Marketing Entity will buy the finished Products of the Company under a distribution agreement

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pursuant to article 4.2(b)-(c) hereof with the modifications required by local law and commercial practice including, without limitation thereto, any requirement of the local law under which a Marketing Entity is prohibited from buying finished products and may purchase only chemically active substances and will place the products on the market directly or using the services of the local Subsidiaries of the Partners.

4.2	Marketing Strategy.

(a) The marketing strategy of each Product in each country of Territory A will be presented in a marketing plan (the “Marketing Plan”) prepared by the Marketing Entity in this country in accordance with and pursuant to the policies and strategies established by the Marketing Work Group (including and without limitation thereto those presented in the general marketing plan centrally financed for each Product developed by the Marketing Work Group) and reviewed by the Territory Management Committee not later than thirty (30) days after the registration date of the Application for New Drug in the country, in the case of the Clopidogrel Products and as soon as possible after the date hereof in the case of the Irbesartan Products. Each Marketing Plan will contain a description of the basic marketing strategy in said country, provisional annual budgets and statements of profit and loss for the Product over the first three (3) calendar years after the launch, provisions for the detailing of the Product, marketing strategy and provisions for the contribution of the Partners and their Subsidiaries to sales resources.

(b) Should the Strategic Alliance Committee determine that there will be Co-Promotion of the Products in the country of Territory A, a Marketing Entity in the form of joint venture (a “Co-Promotion Entity”) will be established in this country. The form and structure of each Co-Promotion entity will be determined by the Finance Committee. 50.1% of the voting rights, profit and losses of each Co-Promotion entity will be the property of the Subsidiary directly or indirectly held with a majority by Sanofi, and 49.9% of the voting rights, profits and losses of each Co-Promotion Entity will be the property of a Subsidiary directly or indirectly held with majority by BMS. Each Co-Promotion Entity will be the exclusive distributor of the Products in its territory and will enter into a distribution contract with the Company in the form agreed upon by the Partners (a “Co-Promotion Distribution Agreement”) and will hire the local Subsidiaries of Sanofi and BMS to provide marketing and exploitation services pursuant to a Marketing and Exploitation Service Agreement in a form agreed upon between the Partners (a “Marketing and Exploitation Service Agreement”) each with the modifications required by local law and commercial practices, including, without limitation thereto, any requirement of the local law under which a marketing entity is prohibited from buying finished products and may buy only chemically active substances.

(c) Should the Strategic Alliance Committee determine that there will be Co-Marketing of the Products in the countries of Territory A, the Strategic Alliance Committee will designate the Subsidiaries directly or indirectly held with majority

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by Sanofi and BMS to be co-exclusive distributors of the Products in said country and each of those Subsidiaries will enter into a distribution agreement with the Company in the form agreed between the Partners (the “Co-Marketing Distribution Agreement” and, with the “Co-Promotion Distribution Agreement,” the “Distribution Agreements”) each with the modifications required by local law and commercial practices, including, without limitation thereto, any requirement of the local law under which a Marketing Entity is prohibited from buying finished Products and can buy only chemically active ingredients. In any country of Territory A where there is Co-Marketing, the Co-Marketing Distribution Agreements to be executed with the Co-Marketing Entities will be identical (except for the parties) and will be executed simultaneously. Where possible, each Partner will exclusively use the sales, marketing, promotion and distribution resources or those of its Subsidiaries in each country of Territory A where there is Co-Marketing of Products.

(d) The Strategic Alliance Committee may determine that there will be no Co-Promotion or Co-Marketing of the Products in any country in Territory A and, to the extent that special circumstances so require, may consider the promotion in that country by a Subsidiary of a single Partner, a sub-license to a third party, the distribution or any other agreements.

4.3	Non-Promotional Countries. In Non-Promotional Countries, the local Subsidiaries of the Partners will not be obligated to execute Distribution Agreements to market and sell the Products in that country, but if they execute similar agreements, they will have the right to receive a fair compensation for the use of their resources. The Finance Committee will prepare and submit to the Territory Management Committee for implementation a decision concerning the alternative distribution agreements with the local Subsidiaries for these countries including, without limitation thereto, the rate of such fair compensation.

4.4	Administrative and Exploitation Services. The administrative and exploitation services needed by the Company will be provided pursuant to a service agreement to be executed between the Company and a Subsidiary of the Partner Sanofi in a form to be agreed upon by the Partners (the “Service Agreement with the Company”).

4.5	Development Services. The development services required for the Products will be provided under a Development Service Agreement to be executed between the Company, a Subsidiary of the Partner Sanofi and a Subsidiary of the Partner BMS in a form to be agreed upon by the Partners (the “SNC Service Agreement”) (the “Development Service Agreement”).

ARTICLE 5 – ADVERSE EVENT REPORTING

5.1

Reporting Obligation. The Partner BMS and the Partner Sanofi will each make sure, in the marketing of the Products in Territory A, themselves and their respective Subsidiaries will examine and analyze all Adverse

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Events and Serious Adverse Events. Each Partner will require from its Subsidiaries, sub-licensees and distributors compliance with all requirements of the local law related to the reporting and of the Adverse Events and Serious Adverse Events and each Partner will require its Subsidiaries, sub-licensees and distributors to keep it informed of these events.

5.2	Reporting Procedure. (a) In order to inform each Partner of these events, each Partner will report:

(i)	In the case of the Clopidogrel Products, to Sanofi at:

Sanofi Pharma

82, avenue Raspail

94255 Gentilly Cedex, France

Attention: [omitted]

Fax: [omitted]

(ii)	In the case of the Irbesartan Products, to BMS at:

Bristol-Myers Squibb Company

P.O. Box 4000

Route 206 & Province Line Road

Princeton, NJ 08543 USA

Attention: Vice President, Worldwide Safety and Surveillance

Fax: [omitted]

all Adverse Events and Serious Adverse Events anywhere in the world, with the understanding that the les Serious Adverse Events will be reported to the Person concerned, as indicated above, within three (3) business days after the time a Partner becomes aware of such event (a “Reporting Partner”) and must be reported by fax as indicated above. The Reporting Partner must communicate the other Adverse Events every month. The Reporting Partner will quickly notify the Person concerned, as indicated above, of any claim received by him, sufficiently detailed and within sufficient time to allow the Person concerned to comply with all regulatory requirements imposed on such person in any country. Each Partner will also notify the Person concerned of any regulatory development (for example, proposed recalls, labeling and other changes in the fields of registration) affecting any of the Products in any country of Territory A. Both the Partner Sanofi and the Partner BMS will have the right to review and/or request copies of all information and reporting forms issued or received by the Person concerned. The procedures may be modified from time to time by the Regulation Committee (as this term is defined in the Know-How License Agreement).

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(b) Pursuant to the Alliance Support Agreement, BMS will determine the reporting procedure of the Adverse Events and Serious Adverse Events concerning the Irbesartan Products to the appropriate Government Authorities and Sanofi will determine the reporting procedure of the Adverse Events and Serious Adverse Events concerning the Clopidogrel Products to the appropriate Government Authorities.

ARTICLE 6 – DISSOLUTION

6.1	Dissolution. Notwithstanding the causes of dissolution set forth in the Bylaws, the Company will also dissolve and its activity liquidated when suspending the marketing of the two Products for Safety Problems according to Section 7.04 of the Alliance Support Agreement.

6.2	End of the Marketing of a Product. If the marketing of a Product ends in Territory A by the action of Sanofi or BMS pursuant to Section 7.04 of the Alliance Support Agreement, the Partners will amend the Bylaws of the Company to eliminate any reference to the development, purchase, sale, marketing, promotion or commercialization of this Product.

6.3	The effects of the Dissolution: Cancellation. Notwithstanding the effects of the dissolution described in the Bylaws, in case of dissolution of the Company,

(a) the Partners must cancel and guarantee the cancellation by their respective Subsidiary(ies) of the Service Agreement of the Company, the Development Agreement, as well as the agreements of the Marketing Entities concerning the Products (including, without limitation, the Distribution Agreements between the Company and each Marketing Entity) and except in the event of dissolution due to a Security Problem, the Company will assign or give under license all remaining assets of the Company as well as its rights and obligations under the License and Supply Agreement of Clopidogrel, the License Agreement of Irbersartan, the Supply Agreement of Irbersartan, the Know-How License Agreement, the Puerto Rico Purchase and Sale Agreement and the Toll Manufacturing Agreement, except for the rights on the corporate names and trademarks, including the terms “Sanofi,” “BMS,” or “Bristol-Myers Squibb,” with the understanding, however, that the obligations to supply chemically active substances or finished Products established in said agreements will continue to be applied for one year after the assignment or license;

(b) the proceeds of this sale will be allocated as follows in the priority order indicated:

(i)	to the payment of the debts and liabilities of the Company and liquidation expenses;

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(ii)	the balance, if any, to the placement in escrow of the amounts that the Partners deem reasonably necessary for contingent liabilities not liquidated or not foreseen or the obligations of the Company or Partners arising from or related to the Company. By mutual decision of the partners, these amounts may be deposited in a bank chosen by them and authorized to act as escrow agent for withdrawals intended to cover the debts and obligations described above, and at the expiration of this period as established by the Partners to distribute the balance as indicated in paragraph (iii) below; and

(iii)	the balance, if any, to the Partners proportionally to their respective holding.

ARTICLE 7 – MISCELLANEOUS

7.1	Notifications. All notifications, claims, requests, warnings and other communications (hereinafter collectively called the “Notifications”) must be in writing and will be delivered in person, by courier, by fax (against receipt) or by registered letter (with acknowledgment of receipt) to the Persons and addresses below:

In the case of the Company, to:

Sanofi Pharma Bristol-Myers Squibb

32-34 rue Marbeuf

75008 Paris, France

Attention:	Legal Director
Fax:	[omitted]
Attention:	Assistant Legal Director
Fax:	[omitted]
Attention:	Vice President, Alliance Management
Fax:	[omitted]

In the case of the Partner BMS, to:

BMS lnvestco S.A.S.
La Grande Arche Nord
92044 Paris La Defense Cedex, France
Attention:	President
Fax:	[omitted]

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with copy to:

Bristol-Myers Squibb Company
P.O. Box 4000
Route 206 & Province Line Road
Princeton, NJ 08543 USA
Attention:	Vice President and Senior Counsel,
Pharmaceutical Research Institute,
Worldwide Franchise Management
Business Development
Fax:	[omitted]
Attention:	Vice President. Alliance Management
Fax:	[omitted]

and:

Shearman & Sterling
599 Lexington Avenue
New York, New York 10022 USA
Attention:	[omitted]
Fax:	[omitted]

In the case of the Partner Sanofi, to:

Sanofi
32-34 rue Marbeuf
75008 Paris, France

with copy to:

Cleary, Gottlieb, Steen & Hamilton
41 avenue de Friedland
75008 Paris, France
Attention:	[omitted]
Fax:	[omitted]

Each of the Partners may designate another addressee (and/or change its address) for Reporting by a Reporting made according to this article. All Reportings made according to this article will be reputed to have been made on the date of their receipt in the event of personal delivery by overnight courier or fax, or ten (10) business days after mailing in the event of registered letter or mailing with acknowledgment of receipt.

7.2	Governing law. This Internal Regulation, as well as the related rights and obligations, are subject to French law.

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7.3	Forced Performance. Each of the Partners acknowledges that the lack of performance of one of the obligations hereunder will cause irreparable damage. Consequently, the forced performance of these obligations may be required to the full extent allowed by law; it is understood, however, that the powers of the arbitrators (under this article 7.3) will be limited to enforcing the obligations set forth in this Internal Regulation in its current language.

7.4	Disputes. Any disagreements between the Partners arising from the Internal Regulation will be finally settled according to the Regulation of the International Chamber of Commerce by three (3) arbitrators appointed according to this Regulation. The arbitral proceedings will be conducted in English in Paris, France. The President of the arbitral tribunal will be neither a US nor a French citizen.

7.5	Headings. All headlines and subheadings of the Internal Regulation are for convenience only, and none of them will be reputed to affect the meaning or influence the interpretation hereof.

7.6	Relative effect. The Internal Regulation is not binding or benefiting for any party except the Partners and their successors and authorized assignees, and no express or implicit provision is intended or will be reputed to give rights, advantages or any remedy to any person, of any nature whatsoever

7.7	Severability. Should one of the legal and regulatory conditions [sic], the validity and application of the other conditions and provisions of the Internal Regulation will not be affected and will remain fully valid and in effect provided the substance of the transactions hereunder is not materially affected. Whenever it is determined that one of the conditions or provisions of the Internal Regulation is null, contrary or incompatible with legal and regulatory provisions, the Partners undertake to negotiate in good faith the modification of the Internal Regulation in order to achieve as reliably as possible the original intent of the Partners in order to conduct the transactions hereunder according to the initial intent of the Partners.

7.8	Transfer. This agreement may be assigned by one of the Partners only to a Subsidiary of Sanofi or BMS in case of reorganization (including to an entity that becomes a Subsidiary as part of such reorganization) causing the takeover of all or almost all marketing and/or production functions of this Partner in Territory A, in which case the rights may be assigned and the obligations may be delegated to this Subsidiary.

7.9	Acceptances. All acceptances or authorizations of the acts or issues required by the Internal Regulation must be given in writing and concern only the specific act or issue for which the consent or authorization is given, and may not relieve one of the Partners from the obligation to obtain, if applicable, the consent or authorization required by the Internal Regulation for another act or another issue.

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7.10	Whole Agreement. The Internal Regulation with the Bylaws expressing the whole agreement between the Partners as to its object, they cancel and replace all prior contracts concerning this object and not indicated herein or in the Bylaws.

7.11	Waivers and Modifications. No modification of the Internal Regulation is valid unless it is in writing and signed by the two Partners and refers expressly to the Internal Regulation or Bylaws mentioning the intent of the Partners to modify the Internal Regulation or the Bylaws. Any waiver of any of the conditions hereof must be made in writing, signed by the Partner intending to waive, referring expressly to the condition waived by it, and no waiver may constitute waiver of any other violation of the same condition or of any other condition or provision hereof.

7.12	Exclusion of Creditors. The provisions of the Internal Regulation are deemed to govern the relations between the Partners and the relations between the Partners and the Company. The Internal Regulation is not deemed to benefit the creditors which are not Partners and no right may be given to non-Partner creditors hereunder.

7.13	Duplicates. The Internal Regulation may be signed in several counterparts, each constituting an original, but the whole will constitute a single instrument.

7.14	Effective Date. The Internal Regulation will enter into effect on January 1, 1997 even though it is signed on June 6, 1997.

7.15	Applicable Language. The Partners acknowledge that the Internal Regulation may be translated into English. The Partners agree that the French version of the Internal Regulation will be the decisive version for any issue.

7.16	Terms Starting with a Capital Letter. The terms starting with capital letters not defined in this Internal Regulation will have the meaning given to them in the Bylaws.

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Made in Cannes, France, on June 6, 1997, effective as of 1997.

SANOFI PARTICIPATIONS

by	/s/ [signature illegible]

BMS INVESTCO S.A.S.

by	/s/ [signature illegible]

172486v4

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ANNEX 1.1

TERRITORY A1

Europe:

Albania

Germany

Andorra

Austria

Belgium

Bulgaria

Cyprus

Denmark

Spain

Finland

France (including Martinique, Guadeloupe, French Guinea, New Caledonia, French Polynesia, Reunion and other departments and overseas territories)

Gibraltar

Greece

Greenland

Hungary

Ireland

Iceland

Italy

Latvia

Lithuania

Liechtenstein

Luxembourg

Malta and Gozo

Monaco

Norway

Netherlands

Poland

Portugal

Republic of Ireland

Czech Republic

Romania

United Kingdom (England, Wales, Scotland, Isle of Man, Alderney, Northern Ireland, Channel Islands)

San Marino

Slovakia

Sweden

Switzerland

former USSR (Europe)

Russia

Ukraine

Belarus

Moldova

Estonia

Latvia

Lithuania

Vatican (State and City)

Former Yugoslavia (including Bosnia and Herzegovina, Croatia, Macedonia, Montenegro, Serbia and Slovenia)

Africa:

Algeria

Angola

Benin

Botswana

Burkina Faso

Burundi

Cameroon

Cape Verde

Comoros

Congo

Ivory Coast

Djibouti

[1]	Territory A is considered to include any new territory created by division, consolidation or change in the name of the countries listed below.

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Africa (continued)

Egypt

Eritrea

Ethiopia

Gabon

Gambia

Ghana

Guinea

Guinea-Bissau

Equatorial Guinea

Kenya

Lesotho

Liberia

Libya

Madagascar

Malawi

Mali

Morocco

Mauritania

Mayotte

Republic of Mauritius

Mozambique

Namibia

Niger

Nigeria

Central African Republic

Rwanda

Western Sahara

St. Helena

Ascension

Tristan Da Cunha

Sao Tome & Principe

Senegal

Seychelles

Sierra Leone

Somalia

South Africa

Presídios Espagnole:

Ceuta

Melilla

Sudan

Swaziland

Tanzania

Chad

Togo

Tunisia

Africa (continued)

Uganda

Zaire

Zambia

Zimbabwe

Asia:

Afghanistan

Bahrain

Bangladesh

Bhutan

Brunei

China (including Tibet, Taiwan, Macao)

South Korea

Hong Kong

India

Indonesia

Israel

Jordan

Cambodia

Kuwait

Laos

Lebanon

Malaysia

Maldives

Mongolia

Myanmar

Nepal

Oman

Pakistan

Philippines

Qatar

Saudi Arabia

Singapore

Sri Lanka

Syria

Thailand

Turkey

United Arab Emirates

Former USSR (RSFSR, Armenia, (Hayastan)

Azerbaijan, Georgia,

Turkmenistan, Uzbekistan,

Tajikistan, Kazakhstan, Kyrgyzstan)

Vietnam

Yemen

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ANNEX 2.2(b)

Rules of the Territory Management Committee

The following rules were adapted according to the bylaws updated on January 1, 1997 between Partner Sanofi and Partner BMS (the “Bylaws”) concerning the operation of the Territory Management Committee (the “Committee”) and may not be amended or modified other than by unanimous vote of the Committee only. All terms starting with a capital letter but not defined in this document will have the meaning given to them in the bylaws, as amended from time to time.

1.	President and Co-President. The meetings of the Committee will be presided over by a president (the “President”) and in his absence by a co-president (the “Co-President”). Partner Sanofi and Partner BMS will appoint, respectively, the President and the Co-President.

2.	Ordinary Meetings. The Committee will provide in the resolutions for the holding of ordinary meetings and will establish the time and place of these meetings; however, it is understood that these meetings will be held once per calendar quarter. It is not necessary to give notice of ordinary meetings; however, it is understood that if the time or place of ordinary meetings are established or changed, a notice in this regard will quickly be sent by mail to each member of the Committee who was not present at the meeting where the decision was made, sending it to such member at his usual place of activity, at the most, 10 days after the date of the meeting during which the decision was made. The meetings will take place in Paris, New York, or any other place reasonably chosen by the President.

3.	Extraordinary Meetings. The extraordinary meetings of the Committee will be held upon invitation from or by decision of the President or Co-President or any two members of the Committee. Unless otherwise agreed by all members of the Committee, a notice of each extraordinary meeting will be sent by fax (with confirmed acknowledgment of receipt) to each member of the Committee addressing it to this member at his usual place of activity at the latest 10 days before the date scheduled for the meeting. This notice must indicate the time, place, and agenda of the meeting. Unless otherwise provided, any member of the Committee who attends a meeting in person will be presumed to have waived receiving notice of such meeting. Extraordinary meetings will be held in Paris, New York, or any other place reasonably chosen by the President.

4.

Quorum and Decision Making Method. In each meeting of the Committee, the presence of a majority of the members of the Committee, including at least three (3) members appointed by Partner Sanofi and at least three (3) members appointed by Partner BMS will be necessary to constitute a quorum for the operations. In the absence of the quorum, the majority of those present at the time and place of any meeting may postpone the meeting from date to date but not beyond 30 days after the date of this

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2

meeting, by written notice to the absent members, until a quorum is present, and the postponed meeting is held. Unless otherwise agreed by all the members of the Committee or as specified in the Association Agreement, the majority vote of all the members of the Committee present or represented in any meeting in which a quorum is present is necessary to decide on any issue mentioned in the meeting.

5.	Resignation of the Members of the Committee. Any member of the Committee may resign at any time with written notice of resignation to the President and Co-President. Unless otherwise set forth in this notice, this resignation takes effect upon its receipt by the President and the Co-President and the acceptance of the resignation will not be necessary for it to become effective.

6.	Revocation of a Member of the Committee. Either one of the Partners will have the right, with written notice to the other Partner, at any time, to replace any or all the members designated by it in the Committee or fill any vacancies left by a member designated by it, without the consent of the other Prater; with the understanding, however, that any newly appointed person will be the person replacing the member of the Committee revoked in the position listed in article 11.2 (a) of the bylaws which was filled by this member of the Committee or, if one of these positions was modified or eliminated, in a position substantially similar to the position modified or eliminated.

7.	Remuneration of the Members of the Committee. The members of the Committee will not receive any remuneration for their services as such, be it in the form of salary or fixed payment to attend the meetings. No stipulation hereof will be interpreted as a prohibition for a member of the Committee to serve the Partner represented by him on the Committee in another capacity for remuneration from such Partner for this purpose.

8.	Decisions without Meeting. Subject to the stipulations (a) of the bylaws and (b) of the applicable laws and regulations, any decision which could not be made according to these rules by a vote of the members of the Committee in a meeting of the Committee may be made without meeting if all the members of the Committee consent and the document(s) is (are) entered in the minutes of the Committee.

9.	Telephone Meetings and Videoconferences. The committee may hold, and any member of the Committee may participate in, a Meeting of the Committee by teleconference, videoconference with similar communication allowing all the members participating in the Meeting to hear and speak to each other and the participation in a meeting according to this paragraph 9 will constitute a case of presence in person at the Meeting.

10.	Powers of Attorney. Any member of the Committee may, to the extent authorized by the applicable law, authorize another person belonging to the senior management of Sanofi or BMS to act in its stead by a power of attorney duly signed and by the presence of such authorized person which will be equivalent to his own presence in person at the meeting.

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3

11.

Minutes. The Committee will have written records in good and due form of the outcome of its meetings and will report on them to each member of the Committee. These written records will be kept in English. A written report on each meeting of the Committee, including the main recommendations, will be delivered to all the members of the Committee and all persons designated by the Partners within 30 days following the date of the meeting and will be presumed approved in the absence of an objection by the 15th day following the date of delivery.

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ANNEX 3.2(a)(ii)-1

ANNUAL BUDGET OBJECTIVES2

PROCEEDS ($000s)	Total Territory	Company[5] Territory A	Total Local Joint Ventures	Country 1[2]	Country 2[2]	Country 3[2]	Country 4[2]
Net Sales[34]
Standard Cost of Sales
Other Cost of Sales
ICP
Management Cost of Sales
Management Gross Margin
Distribution
Management Gross Margin
Direct Product Expenses
Samples
Advertising/Promotion
Clinicals
Salesforce
Other Direct Costs
Allocated Costs
Marketing
Medical
Administration
Other Income/Expense
Interest
Other
JV Profit/Loss Before Selling
Effort Remuneration
Selling Effort Remuneration
JV Profit/Loss

[1]	Was prepared by management for information.
[2]	Transmitted for information only.
[3]	Only these elements are submitted for approval.
[4]	Information on sales will also be provides for the countries in which Co-Marketing is carried out.
[5]	Includes Central R&D, central marketing, and other direct costs of the company.
*	To be filled out.

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ANNEX 3.2(a)(ii)-2

LONG TERMS PLANS1

TERRITORY A

PROCEEDS ($000s)	Budget 1997	1998	Projection 1999	2000
Net Sales[23]
Standard Cost of Sales
Other Cost of Sales
ICP
Management Cost of Sales
Management Gross Margin
Distribution
Management Gross Margin
Direct Product Expenses
Samples
Advertising/Promotion
Clinicals
Salesforce
Other Direct Costs
Allocated Costs
Marketing
Medical
Administration
Other Income/Expense
Interest
Other
JV Profit/Loss Before Selling
Effort Remuneration
Selling Effort Remuneration
JV Profit/Loss

[1]	Was prepared by management for information.
[2]	Only these elements are submitted for approval.
[3]	Includes Central R&D, central marketing, and other direct costs of the company.
*	To be filled out.

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